Exhibit 23.2




TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.
CERTIFIED PUBLIC ACCOUNTANTS & BUSINESS ADVISORS
AN INDEPENDENTLY OWNED MEMBER OF THE RSM MCGLADREY NETWORK


Consent of Independent Registered Certified Public Accounting Firm


We consent to the use in this Registration Statement (No. 333-127547) on Form SB-2 (Amendment Number 3) of Legend Motors Worldwide, Inc. of our report dated December 9, 2005 relating to our audit of the financial statements of L.A. West, Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.



/S/ TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.


Orlando, Florida
January 12, 2006